Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499

PRESS RELEASE

COHERENT CORP. RELEASES FOURTH QUARTER AND FULL FISCAL YEAR 2023 FINANCIAL RESULTS

PITTSBURGH, Aug. 15, 2023 (GLOBE NEWSWIRE) – Coherent Corp. (NYSE: COHR), a global leader in materials, networking, and lasers, announced today the financial results for its fourth quarter and full fiscal year 2023. These have been posted as a letter to shareholders to the investor relations section of its website.

An earnings call webcast to discuss these results with Chair and CEO Dr. Vincent D. (Chuck) Mattera, Jr., and members of the management team will be held on August 16, 2023, at 9:00 a.m. ET.

The letter to shareholders sets forth detailed financial information and disclosures for the company and is designed to provide greater insight into the company’s operating performance and outlook in advance. This format allows more time for questions and answers on the earnings call.

Please visit the Coherent investor relations website at coherent.com/company/investor-relations to view the letter to shareholders, along with accompanying supplemental financial information. Individuals wishing to listen to the live webcast of the call can access the event at the company’s website by visiting coherent.com/company/investor-relations/financial-webcasts or via this link. The call will be recorded, and a replay will be available to interested parties for a limited time.

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Headquartered in Saxonburg, Pennsylvania, Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Contact

Paul Silverstein

Vice President, Investor Relations & Corporate Communications

investor.relations@coherent.com

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